ISI STRATEGY FUND, INC.
                        INVESTMENT SUB-ADVISORY AGREEMENT



     THIS AGREEMENT is made as of the 29th day of March, 2002 by and among ISI STRATEGY FUND, INC., a Maryland corporation (the "Fund"), INTERNATIONAL STRATEGY & INVESTMENT INC., a Delaware corporation (the "Advisor"), and LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH, INC., a California corporation (the "Sub-Advisor").

     WHEREAS,  the Advisor is the  investment  advisor to the Fund,  which is an
open-end,   diversified  management  investment  company  registered  under  the
Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Advisor wish to retain the Sub-Advisor for purposes of rendering advisory services to the Fund and the Advisor in connection with the Advisor's responsibilities to the Fund on the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

          1 APPOINTMENT OF SUB-ADVISOR. The Fund hereby appoints the Sub-Advisor to act as the Fund's Sub-Advisor under the supervision of the Fund's Board of Directors and the Advisor, and the Sub-Advisor hereby accepts such appointment, all subject to the terms and conditions contained herein.

          2. DELIVERY OF DOCUMENTS, The Fund has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following:

          a) The Fund's Articles of Incorporation, filed with the Secretary of State of the State of Maryland on June 12, 1997 and all amendments thereto (such Articles of Incorporation, as presently in effect as they shall from time to time be amended are herein called the "Articles of Incorporation");

          (b) The Fund's Bylaws and all amendments thereto (such Bylaws, as presently in effect as they shall from time to time be amended, are herein called the. "Bylaws");

          (c) Resolutions of the Fund's Board of Directors and shareholders authorizing he appointment of the Sub-Advisor and approving this Agreement;

          (d) The Fund's Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") on July 11, 1997;


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          (e)  The  Fund's  Registration  Statement  on  Form  N-l A  under  the
     Securities Act of 1933, as amended (the "1933 Act") (File No. 333-31127) and under the 1940 Act (File No. 811-08291) as filed with the SEC on July 11,1997 relating to the shares of the Fund, and all amendments thereto; and

          (f) The Fund's most recent prospectus (such prospectus, as presently in effect and all amendments are supplements thereto are herein called "Prospectus").

          The Fund will furnish the Sub-Advisor from time to time with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

          3.  DUTIES OF  SUB-ADVISOR.  In  carrying  out its  obligations  under
Section 1 hereof, the Sub-Advisor shall:

          (a) have full discretion to determine which issuers and securities shall be represented in that portion of the Fund's portfolio allocated to the Sub-Advisor by the Advisor and regularly report thereon to the Fund's Board of Directors;

          (b) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Fund's Board of Directors;

          (c) take, on behalf of the Fund, ALL ACTIONS pertaining to investment management services which appear to the Fund necessary to carry into effect such purchase and sale programs as aforesaid, including the placing of orders for the purchase and sale of securities of the Fund; and

          (d) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the individual issuers whose securities are included in the Fund's portfolio or the activities in which they engage, or with respect to securities which the Advisor considers desirable for inclusion in the Fund's portfolio.

                  4. BROKER-DEALER RELATIONSHIPS. In circumstances where the Sub-Advisor is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection and negotiation of its brokerage commission rates, the Sub-Advisor in effecting securities transactions will seek to obtain the best price and execution on an overall basis, hi performing its function, the Sub-Advisor shall comply with applicable policies established by the Board of Directors and shall provide the Board of Directors with such reports as the Board of Directors may require in order to monitor the Fund's portfolio transaction activities. Portfolio securities may be purchased or sold by the Fund in principal transactions. The Sub-Advisor may also purchase securities from underwriters which include a commission paid by the issuer to the underwriter. The purchase price paid to dealers serving as market makers may include a spread between the bid and ask prices. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

                  Subject to policies as the Board of Directors may determine, the Sub-Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker-dealer that provided brokerage and research services to the Sub-Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Advisor's overall responsibilities to the Fund.

                   5. CONTROL BY FUND'S BOARD OF DIRECTORS. Any recommendations concerning the Fund's investment program for the Fund proposed by the Sub-Advisor to the Fund and the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Sub-Advisor on behalf of the Fund pursuant hereto, shall at all times be subject to any applicable directives of the Board of Directors of the Fund.

                   6. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, the Sub-Advisor shall at all times conform to:

                    (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder, as amended;
                    (b) the provisions of the Registration Statement of the Fund under the 1933 Act and the 1940 Act;
                    (c) the provisions of the Articles of Incorporation;
                    (d) the provisions of the Bylaws; and
                    (e) any other applicable provisions of Federal and State law.

                   7. EXPENSES. The expenses connected with the Fund shall be allocable between the Fund, the Sub-Advisor and the Advisor as follows:

                            (a) The Sub-Advisor shall furnish, at its expense and without cost to the Fund, the services of any officers of the Fund, to the extent that such officers may be required by the Fund for the proper conduct of its affairs.

                            (b) The Sub-Advisor shall maintain, at its expense and without cost to the Fund, a trading function in order to carry out its obligations under Section 3 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

                            (c) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: payments to the Advisor under the Investment Advisory Agreement between the Fund and the Advisor; payments to the Fund's distributor under the Fund's plan of distribution; the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any transfer, dividend or accounting


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          agent or agents appointed by the Fund; brokers' commission  chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to Federal, state or other governmental agencies; the costs and expenses of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting, and distributing prospectuses and statements of additional information of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Directors or Director members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Directors of the Fund who are not "interested persons" (as defined in the 1940 Act) of
          the  Fund  and  of  independent   certified  public  accountants,   in
          connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Directors) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

                  8. COMPENSATION. For the services to be rendered hereunder by the Sub- Advisor, the Advisor shall pay to the Sub-Advisor compensation equal to ..16% of the Fund's average daily net assets. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals paid monthly. If this ' Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculations of the fees as set forth above.

                  9. ADDITIONAL RESPONSIBILITIES. The Sub-Advisor may, but shall not be under any duty to, perform services on behalf of the Fund which are not required by this Agreement upon the request of the Fund's Board of Directors. Such services will be performed on behalf of the Fund and the Sub-Advisor's charges in rendering such services will be billed monthly to the Fund, subject to examination by the Fund's independent certified public accountants. Payment or assumption by the Sub-Advisor of any Fund expense that the Sub- Advisor is not required to pay or assume under this Agreement shall not relieve the Sub-Advisor of any of its obligations to the Fund nor obligate the Sub-Advisor to pay or assume any similar Fund expenses on any subsequent occasions.

                  10. USE OF NAME. The Fund shall have the right to use the name "Los Angeles Capital Management" in the name of a class or series of the Fund as mutually agreed for so long as this Agreement remains in force and effect. However, that term shall remain the property of the Sub-Advisor or its affiliates as the case may be and the Fund may use that term after the



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termination of this Agreement only with the specific  written  permission of the
Sub-Advisor (or an appropriate affiliate),

                  11. TERM. This Agreement shall become effective at 12:01 a.m. on the date hereof and shall remain in force and effect, subject to Section 13 hereof, for two years from the date hereof.

                  12. RENEWAL. Following the expiration of its initial two-year term, this Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

                    (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act); and

                    (b) by the  affirmative  vote of a majority of the Directors who are not parties to this Agreement or "interested persons" of a party to this Agreement (other than as Directors of the Fund) by votes cast in person at a meeting specifically called for such purpose.

                   13. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), on sixty (60) days' written notice to the Advisor and the Sub-Advisor. This Agreement may be terminated at any time, without the payment of any penalty, by the Sub-Advisor on sixty (60) days' written notice to the Fund and the Advisor. The notice provided for herein may be waived by any person to whom such notice is required. This Agreement shall automatically terminate in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act).

                   14. NON-EXCLUSIVITY. The services of the Sub-Advisor to the Advisor and the Fund are not to be deemed to be exclusive, and the Sub-Advisor shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that partners of the Sub-Advisor may serve as officers or Directors of the Fund, and that officers or Directors of the Fund may serve as officers or partners of the Sub- Advisor to the extent permitted by law; and that the partners of the Sub-Advisory are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

                   15. LIABILITY OF SUB-ADVISOR. In the performance of its duties hereunder, the Sub-Advisor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but the Sub-Advisor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Sub-Advisor or its officers, directors or employees, or reckless disregard by the Sub-Advisor of its duties under this Agreement.

                   16. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Sub-Advisor for this purpose shall be 11150 Santa Monica Blvd., Suite 200, Los Angeles, California, 90025 and the address of the Advisor and the Fund for this purpose shall be 717 Fifth Avenue, New York, New York 10022.

                  17. QUESTIONS AND INTERPRETATION. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.


 Attest:                                ISI STRATEGY FUND, INC.

/s/ Bruce A. Rosenblum                  By:    /s/ R. Alan Medaugh
----------------------                         -------------------
Bruce A. Rosenblum                      Title: President
Secretary of the Fund                          -------------------

Attest:                                 INTERNATIONAL STRATEGY & INVESTMENT INC.

/s/ Bruce A. Rosenblum                  By:    /s/ R. Alan Medaugh
----------------------                         -------------------
Bruce A. Rosenblum                      Title: President
Secretary of the Fund                          -------------------

Attest:                                 LOS ANGELES CAPITAL MANAGEMENT
                                        AND EQUITY RESEARCH, INC.

/s/ Bruce A. Rosenblum                  By:    /s/ Thomas Stevens
----------------------                         -------------------
Bruce A. Rosenblum                      Title: Chairman
Secretary of the Fund                          -------------------

                       ISI STRATEGY FUND, INC. ADDENDUM TO
                       INVESTMENT SUB-ADVISORY AGREEMENT


     THIS addendum, made as of the 29th day of March, 2002 by and among ISI STRATEGY FUND, INC., a Maryland corporation (the "Fund"), INTERNATIONAL STRATEGY & INVESTMENT INC., a Delaware corporation (the "Advisor"), and LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH, INC., a California corporation (the "Sub-Advisor"), revises the Investment Sub-Advisory Agreement between ISI STRATEGY FUND, INC., INTERNATIONAL STRATEGY & INVESTMENT INC., and LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH, INC., dated March 29, 2002 (the "Investment Sub-Advisory Agreement").

     WHEREAS, the parties wish to amend the Investment  Sub-Advisory  Agreement;
and

     NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     Section 8. COMPENSATION, is removed in its entirety and the following shall be inserted in lieu thereof.

     8. COMPENSATION. For the services to be rendered hereunder by the Sub-Advisor, the Advisor shall pay to the Sub-Advisor compensation equal to .16% of the Fund's average daily net assets. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals will be paid monthly into an interest bearing account with the Fund's custodian or a bank, and held in escrow for the benefit of the Sub-Advisor until the Investment Sub-Advisory Agreement is approved by Fund shareholders.

     Upon approval of the Investment Sub-Advisory Agreement by Fund shareholders, the Sub-Advisor shall be entitled to all amounts held in escrow, including interest earned, and this Addendum shall then become null and void.

     In the event the Fund's shareholders do not approve the Investment Sub-Advisory Agreement within 150 days of the date of this Addendum, the Sub-Advisor shall be entitled to the lesser of the amount held in escrow (including interest earned) or the Sub- Advisor's costs incurred in performing the Investment Sub-Advisory Agreement, plus interest on amounts held in escrow.

  If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculations of the fees as set fort above.

         Section 13. TERMINATION, is removed in its entirety and the attached shall be inserted in lieu thereof.

                  13. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), on ten (10) days' written notice to the Advisor and the Sub- Advisor. This Agreement may be terminated at any time, without the payment of any penalty, by the Sub-Advisor on sixty (60) days' written notice to the Fund and the Advisor. The notice provided for herein may be waived by any person to whom such notice is required. This Agreement shall automatically terminate in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.


 Attest:                                ISI STRATEGY FUND, INC.

/s/ Bruce A. Rosenblum                  By:    /s/ R. Alan Medaugh
----------------------                         -------------------
Bruce A. Rosenblum                      Title: President
Secretary of the Fund                          -------------------

Attest:                                 INTERNATIONAL STRATEGY & INVESTMENT INC.

/s/ Bruce A. Rosenblum                  By:    /s/ R. Alan Medaugh
----------------------                         -------------------
Bruce A. Rosenblum                      Title: President
Secretary of the Fund                          -------------------

Attest:                                 LOS ANGELES CAPITAL MANAGEMENT
                                        AND EQUITY RESEARCH, INC.

/s/ Bruce A. Rosenblum                  By:    /s/ Thomas Stevens
----------------------                         -------------------
Bruce A. Rosenblum                      Title: Chairman
Secretary of the Fund                          -------------------